Exhibit 10.19

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

COLLABORATION AGREEMENT

This Collaboration Agreement (“Agreement”) is effective this 22nd day of March, 2005, by and between HOKU SCIENTIFIC, INC., a Delaware corporation located at 2153 North King Street, Suite 300, Honolulu, Hawaii 96819 USA (“HOKU”), and NISSAN MOTOR CO., LTD., located at 2 Takara-cho, Kanagawa-ku, Yokohama, Kanagawa 220-8623 Japan (“NISSAN” and, together with HOKU, the “Parties”).

BACKGROUND & PURPOSE

HOKU is developing HOKU Membrane and HOKU MEA (each as defined below) for use in proton exchange membrane fuel cells (“PEMFC”).

NISSAN develops and manufactures NISSAN Fuel Cells (as defined below).

HOKU and NISSAN are parties to that certain MEA Engineering Agreement dated as of September 1, 2004 (the “Engineering Agreement”) and that certain Membrane & MEA Purchase Agreement dated as of September 1, 2004 (the “Purchase Agreement”), pursuant to which HOKU optimized Automotive HOKU MEA and the Automotive HOKU MEA Assembly Process to meet NISSAN’s Step 1 Goals (as defined in the Engineering Agreement), and NISSAN purchased HOKU Membrane and HOKU MEA for test and evaluation.

Subject to the terms set forth herein, after further discussion by the Parties of the development plan for the Final MEA Product (as defined below) NISSAN desires HOKU to continue engineering customized HOKU MEA for use in automotive PEMFC, and to continue supplying HOKU Products for test and evaluation by NISSAN.

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Definitions. The following terms shall be defined in this Agreement as set forth below:

1.1. “Acquisition” means the sale, conveyance or other disposal of all or substantially all of the assets or property of a Party, a merger with or into or consolidation of a Party into any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of such Party), or the merger of any other corporation, limited liability company or other entity into a Party, or any other corporate reorganization, sale, conveyance or other disposal of assets, consolidation, reorganization or merger, in which the shareholders of such Party receive distributions in cash or securities of another corporation, limited liability company or other entity as a result of such sale of assets, consolidation, reorganization or merger.

1.2. “Agreement” means this Collaboration Agreement.

1.3. “Automotive HOKU MEA” means the HOKU MEA that is developed by HOKU for use in automotive PEMFC, regardless of the date or source of development.

1.4. “Automotive HOKU MEA Assembly Process” means the HOKU MEA Assembly Process that is developed by HOKU to assemble the Automotive HOKU MEA, regardless of the date of development or source of development.

1.5. “Background HOKU Technology” means all technology developed by HOKU prior to the term of the Engineering Agreement.

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.6. “Background NISSAN Technology” means all technology developed by NISSAN prior to the term of the Engineering Agreement.

1.7. “Catalyst” means a Component that typically consists of precious metals and/or alloys, which helps to initiate and maintain the electrochemical reaction of fuel and oxidant that is needed to generate electricity in a PEMFC.

1.8. “Catalyst Support” means the Component used to support the Catalyst in a PEMFC.

1.9. “CCM” means Membrane coated on both sides with Catalyst.

1.10. “Component” means any and all components (including, but not limited to, Catalyst, Catalyst Support, Electrode, Membrane, Liquid Ionomer, GDL, binder and seal) incorporated into MEA.

1.11. “Confidentiality Agreement” has the meaning set forth in Section 2 below.

1.12. “Electrode” means the Component that is the combination of Catalyst and Catalyst Support, and which consists of an anode and cathode located on opposite sides of the Membrane in a PEMFC.

1.13. “Engineering Agreement” has the meaning set forth in the Background & Purpose of this Agreement.

1.14. “Final MEA Product” means the specific Automotive HOKU MEA (made up of a specific set of Components) that is developed by HOKU, with or without assistance from NISSAN, during the term of the Engineering Agreement and this Agreement (including any renewals or extensions thereof) using the Final MEA Product Assembly Process, and which is described with particularity in a written disclosure that is signed by both Parties prior to the termination or expiration of this Agreement.

1.15. “Final MEA Product Assembly Process” means the specific Automotive HOKU MEA Assembly Process that is developed by HOKU during the term of the Engineering Agreement and this Agreement (including any renewals or extensions thereof), to assemble the Final MEA Product. This excludes any assembly or manufacturing process of any HOKU Components incorporated into the Final MEA Product.

1.16. “Final MEA Product Intellectual Property” means all patents, trademarks and copyrights related to the Final MEA Product, excluding (i) any Intellectual Property related to the Final MEA Product Assembly Process, (ii) the HOKU Components incorporated into the Final MEA Product, and (iii) NISSAN Intellectual Property.

1.17. “Full-scale HOKU Membrane” means approximately 1,200cm2 of HOKU Membrane.

1.18. “Full-scale Automotive HOKU MEA” consists of Automotive HOKU MEA with Full-scale HOKU Membrane, an approximately 400 cm2 active Electrode area, and GDL.

1.19. “GDL” means the material used to diffuse the fuel and oxidant in a PEMFC.

1.20. “HOKU” means HOKU SCIENTIFIC, INC., a Delaware corporation.

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.21. “HOKU Authorized Personnel” means the Chief Executive Officer, Chief Technology Officer and Chief Scientist of HOKU.

1.22. “HOKU Catalyst” means any Catalyst, other than a NISSAN Catalyst, incorporated into any HOKU MEA.

1.23. “HOKU Catalyst Support” means any Catalyst Support, other than NISSAN Catalyst Support, incorporated into any HOKU MEA.

1.24. “HOKU CCM” means any CCM developed by HOKU at any time.

1.25. “HOKU Component” means any and all Components developed by HOKU at any time.

1.26. “HOKU Electrode” means any Electrode, other than a NISSAN Electrode, incorporated into any HOKU MEA.

1.27. “HOKU Facility” means any facility owned, occupied or leased by HOKU.

1.28. “HOKU GDL” means any GDL, other than NISSAN GDL, incorporated into any HOKU MEA.

1.29. “HOKU Intellectual Property” means all Intellectual Property now or hereafter developed, owned or licensed by HOKU that is related to Background HOKU Technology, any HOKU Component, HOKU Product, HOKU MEA Assembly Process, the Final MEA Product, Final MEA Product Assembly Process, Final MEA Product Intellectual Property and the Jointly Developed Technology, including, without limitation, the Automotive HOKU MEA Assembly Process and the Final MEA Product Assembly Process and all Intellectual Property that is developed in connection with the foregoing pursuant to or independent from this Agreement; provided, however, that HOKU Intellectual Property shall not include NISSAN Catalyst, NISSAN Catalyst Support, NISSAN Electrode, or NISSAN GDL that is used in the Automotive HOKU MEA or the Final MEA Product, except that any process to apply NISSAN Catalyst, NISSAN Catalyst Support, NISSAN Electrode, or NISSAN GDL to the Automotive HOKU MEA or the Final MEA Product, that is developed by HOKU during the term of the Engineering Agreement and this Agreement, shall be considered HOKU Intellectual Property.

1.30. “HOKU Liquid Membrane” means all formulations of Liquid Ionomer technology developed by HOKU at any time.

1.31. “HOKU MEA” means all MEA technology developed by HOKU at any time, including the Automotive HOKU MEA, whether or not patented by HOKU, and including, without limitation, all materials and subcomponents comprising such MEA and all processes used to assemble such MEA, including the Automotive HOKU MEA Assembly Process, regardless of the date of development or the source of development.

1.32. “HOKU MEA Assembly Process” means the process, techniques and know-how used to assemble a HOKU MEA, regardless of date of development or the source of development.

1.33. “HOKU MEA Border” means any material that is used in a HOKU MEA to provide a reinforcement of the HOKU Membrane around the outer edges of the Electrodes, and all processes used to apply such material to the HOKU MEA, regardless of the date of development or the source of development. “HOKU MEA Border” does not include the seal or gasket used in a 5-Layer MEA With Seal (as separately defined below).

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.34. “HOKU Membrane” means all Membrane and HOKU Liquid Membrane technology developed by HOKU at any time, whether or not patented by HOKU, including, without limitation, (i) all materials and processes used in the development and production of such Membrane and HOKU Liquid Membrane technologies; (ii) all solid polymer and Liquid Ionomer forms of such Membrane and HOKU Liquid Membrane technologies; (iii) all formulations of such Membrane and HOKU Liquid Membrane technologies, including monomer and polymer formulations; and (iv) all reinforcements adjacent to such Membrane technologies and the process or processes used to apply the reinforcement material to the Membrane, regardless of the date of development or the source of development.

1.35. “HOKU Product” means Automotive HOKU MEA, Final MEA Product, HOKU Catalyst, HOKU Catalyst Support, HOKU CCM, HOKU Components, HOKU Electrode, HOKU GDL, HOKU Liquid Membrane, HOKU MEA, HOKU MEA Border, HOKU Membrane, HOKU Seal, and the Jointly Developed Technology.

1.36. “HOKU Seal” means any seal or gasket in a HOKU MEA that is a 5-Layer MEA with Seal, regardless of the date of development or source of development.

1.37. “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and invention disclosures, together with all reissues, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (c) all trade secrets and confidential business information (including without limitation, ideas, research and development, know-how, formulas, compositions, prototypes, manufacturing and production processes and techniques, technical data, designs, drawings, bills of materials, specifications, customer and supplier lists, contracts, pricing and cost information, and business and marketing plans and proposals); (d) all computer software and firmware (including related data, routines and documentation) in any media, type of code and format; (e) all trademarks and service marks (whether registered or not); and (f) all other proprietary rights of the foregoing items (a) through (e) of this definition and derivatives thereof in whatever tangible or intangible form, medium or embodiments.

1.38. “Joint Laboratory” means a laboratory facility located within the HOKU Facilities that may include a single cell and limited short stack testing equipment, and which is used by NISSAN and/or HOKU to evaluate HOKU Membrane and Automotive HOKU MEA pursuant to this Agreement.

1.39. “Jointly Developed Technology” means all inventions conceived or reduced to practice during the term of the Engineering Agreement and this Agreement (including any extensions or renewals thereof) where the inventors include one or more employees of HOKU and one or more employees of NISSAN. All Jointly Developed Technology shall be documented by both a HOKU and NISSAN engineer in a joint lab book (labeled “Project Unity: Work Towards Jointly Developed Technology”) and signed and dated by both persons.

1.40. “Liquid Ionomer” means a liquid electrolyte substance that is used to combine the Catalyst on the Electrode with Membrane for use in PEMFC.

1.41. “MEA” means CCM, 5-Layer MEA and 5-Layer MEA With Seal.

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.42. “5-Layer MEA” means a membrane electrode assembly for electrochemical devices such as fuel cells and electrolyzers, which consists of a Membrane, Liquid Ionomer, two Electrodes (anode and cathode), a Catalyst and Catalyst Support, and GDL.

1.43. “5-Layer MEA With Seal” means a 5-Layer MEA with the addition of seals or gaskets.

1.44. “Membrane” means a solid polymer electrolyte used in PEMFC to separate two Electrodes (anode and cathode) and conduct protons to facilitate the electrochemical reaction that generates electricity from fuel and oxidant in a PEMFC.

1.45. “NISSAN” means NISSAN MOTOR CO., LTD., a Japanese corporation.

1.46. “NISSAN Affiliates” means NISSAN’s associated companies in which it controls, directly or indirectly, greater than fifty percent (50%) of the voting power.

1.47. “NISSAN Catalyst” means the Catalyst developed by NISSAN at any time.

1.48. “NISSAN Catalyst Support” means any Catalyst Support developed by NISSAN at any time.

1.49. “NISSAN Electrode” means any Electrode developed by NISSAN at any time.

1.50. “NISSAN Facility” means a facility owned, operated or leased exclusively by NISSAN.

1.51. “NISSAN Fuel Cells” means PEMFC stacks, integrated systems and balance of plant developed by NISSAN at any time, for use in trucks and passenger vehicles produced by NISSAN, NISSAN Affiliates or RENAULT.

1.52. “NISSAN GDL” means the GDL developed by NISSAN at any time.

1.53. “NISSAN Intellectual Property” means all Intellectual Property developed, owned or licensed by NISSAN that is related to Background NISSAN Technology, the NISSAN Fuel Cells, NISSAN Catalyst, NISSAN Catalyst Support, NISSAN Electrode, NISSAN GDL, and NISSAN MEA and any other Components developed by NISSAN at any time; provided, however, that under no circumstances shall NISSAN Intellectual Property include any HOKU Intellectual Property.

1.54. “NISSAN MEA” means all MEA technology developed solely by NISSAN or by NISSAN and a third party other than HOKU, whether or not patented by NISSAN, and including, without limitation, all materials and Components comprising such MEA.

1.55. “PEMFC” means proton exchange membrane fuel cells.

1.56. “Purchase Agreement” has the meaning set forth in the Background & Purpose of this Agreement.

1.57. “RENAULT” means RENAULT s.a.s., a corporation duly incorporated and existing under the laws of France and having its head office at 13/15 Quai Alphonse Le Gallo 92513 Boulogne-billancourt, France.

1.58. “Step 1 Goals” has the meaning set forth in the Engineering Agreement.

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.59. “Step 2 Goals” means all of the goals identified in the columns labeled “Step 2 Goals” on Exhibit A attached hereto; provided, however, that the numeric values in the column titled “Step 2 Goals” are tentative and may be modified by mutual written agreement between the Parties.

1.60. “Step 2 Targets” means all of the targets identified in the columns labeled “Step 2 Targets” on Exhibit A attached hereto; provided, however, that the numeric values in the column titled “Step 2 Targets” are tentative and may be modified by mutual written agreement between the Parties.

1.61. “Step 2 Cross-check Goals” means all of the goals identified in the table labeled “Step 2 Cross-check Goals and Dates” on Exhibit B attached hereto.

1.62. “Step Completion Verification” means the form to be signed by each Party pursuant to Section 4.3 below, in substantially the form of Exhibit C attached hereto.

1.63. “Sub-scale HOKU Membrane” is [ * ] of HOKU Membrane.

1.64. “Sub-scale HOKU CCM” consists of Sub-scale HOKU Membrane coated on each side with [ * ] of Catalyst.

1.65. “Sub-scale Automotive HOKU MEA” consists of Automotive HOKU MEA with Sub-scale HOKU Membrane, a [ * ] active Electrode area, and GDL.

2. Confidentiality; Extension of Confidentiality Agreement Term.

2.1. Without limiting the terms of the Mutual Confidentiality Agreement (the “Confidentiality Agreement”) dated January 15, 2004, by and between the Parties, the terms of this Agreement and all information and materials disclosed by the Parties pursuant to this Agreement shall be deemed Confidential Information as defined in the Confidentiality Agreement, except for the permitted disclosures set forth in Section 10 below. By execution of this Agreement, the Parties agree to extend the term of the Confidentiality Agreement until the expiration or termination of this Agreement; provided, however, that each Party’s obligations to protect the confidentiality of any information disclosed prior to termination shall continue for a period of five (5) years after such expiration or termination.

2.2. Notwithstanding Section 2.1 above, NISSAN may disclose Confidential Information as defined in the Confidentiality Agreement to NISSAN Affiliates and RENAULT; provided, however, that (i) NISSAN shall disclose to HOKU the names of all such NISSAN Affiliates that have received Confidential Information, (ii) NISSAN shall impose on NISSAN Affiliates and RENAULT the same confidentiality obligations as NISSAN owes herein and pursuant to the Confidentiality Agreement, and (iii) NISSAN shall be liable for any breach of the terms of the Confidentiality Agreement by RENAULT or the NISSAN Affiliates.

3. Completion of Step 1 Goals. The Parties hereby acknowledge and agree that the Step 1 Goals have been substantially completed to the mutual satisfaction of the Parties.

4. Scope of Work. HOKU agrees to further optimize Automotive HOKU MEA and Automotive HOKU MEA Assembly Process for integration into the NISSAN Fuel Cells.

4.1. Location of Work. All work related to this Agreement shall be performed at HOKU’S facility in Hawaii, or at another location that is mutually agreed in writing by the Parties. NISSAN shall have the option, at its cost, to locate one of its employees in the Joint Laboratory on a full or part-time basis during the term of this Agreement for the sole purpose of evaluating Automotive

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

HOKU MEA in single cells to verify the progress that HOKU is making towards the Step 2 Targets. HOKU shall have no obligation to disclose to such NISSAN employee any HOKU Intellectual Property. Any such NISSAN employee shall have unrestricted access to the Joint Laboratory from 9:00 a.m. until 6:00 p.m., Monday through Friday, but shall not be permitted to enter any other laboratory or research facility within the HOKU Facility unless accompanied by one of the HOKU Authorized Personnel.

4.2. Work Timing. Work related to this Agreement shall occur between April 1, 2005 and December 31, 2005.

4.3. Step Completion Verification. NISSAN shall begin evaluating the completion of the Step 2 Cross-check Goals on the applicable “Start Date” date set forth on Exhibit B. Upon the substantial completion of the Step 2 Cross-check Goals NISSAN and HOKU shall each countersign the Step Completion Verification. The Parties anticipate that the Step Completion Verification for the Step 2 Cross-check Goals shall be signed (if at all) by January 31, 2006. Provided that the applicable Step 2 Cross-check Goals have been substantially satisfied, neither Party may unreasonably refuse to execute the Step Completion Verification by the date set forth in the previous sentence.

5. Intellectual Property.

5.1. Exclusive Ownership.

5.1.1. Except as specifically set forth in Sections 5.3, 5.4.2 and 11.3.1, as between the Parties, HOKU has the exclusive worldwide ownership and rights with respect to all HOKU Intellectual Property, regardless of the date of development or the source of development.

5.1.2. Except as expressly set forth herein, as between the Parties, NISSAN has the exclusive worldwide ownership and rights with respect to all NISSAN Intellectual Property, regardless of the date of development or the source of development.

5.2. No Transfer of Rights.

5.2.1. Except as specifically set forth in Sections 5.3, 5.4.2 and 11.3.1, no rights are granted to NISSAN with respect to HOKU Intellectual Property, regardless of the date of development or the source of development.

5.2.2. Except as specifically set forth herein, no rights are granted to HOKU with respect to NISSAN Intellectual Property, regardless of the date of development or the source of development.

5.3. Licenses. The Parties acknowledge that no determination has been made at this time regarding which of the two Parties will be responsible for manufacturing the Final MEA Product using the Final MEA Product Assembly Process for NISSAN Fuel Cells after the completion of the Step 2 Cross-check Goals. As such, the Parties hereby agree that following (i) the successful completion of the Step 2 Cross-check Goals evidenced by the execution by HOKU and NISSAN of the Step Completion Verification, and (ii) each Party’s substantial satisfaction of its respective obligations under this Agreement (including any amendments hereof), including, without limitation, all payment obligations set forth in Section 9, then:

5.3.1. HOKU will grant to NISSAN, NISSAN Affiliates and RENAULT a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense, to use, sell as part of a vehicle, make, or have made the Final MEA Product; provided,

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

however, that (1) the foregoing license may only be used by NISSAN, NISSAN Affiliates and RENAULT to make or have made the Final MEA Product that incorporates HOKU Membrane purchased from HOKU or its authorized agent/distributor, and (2) NISSAN, NISSAN Affiliates and RENAULT may use a subcontractor for the purpose of having such product made by such subcontractor only after receiving written permission from HOKU to do so.

5.3.2. HOKU will grant to NISSAN, NISSAN Affiliates and RENAULT a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense, to the Final MEA Product Assembly Process; provided, however, that (1) the foregoing license may only be used by NISSAN, NISSAN Affiliates and RENAULT to make or have made the Final MEA Product that incorporates HOKU Membrane purchased from HOKU or its authorized agent/distributor; (2) the foregoing license only applies to the Final MEA Product Assembly Process, and shall not include any improvements, permutations or changes made thereto, and (3) NISSAN, NISSAN Affiliates and RENAULT may use a subcontractor for the purpose of having the Final MEA Product made by such subcontractor only after receiving written permission from HOKU to do so. The foregoing license shall not be construed to grant any right to NISSAN, NISSAN Affiliates, and RENAULT to make or manufacture MEA (including, without limitation Final MEA Product) using the Final MEA Product Assembly Process for resale of MEA itself to any third party except for resale of such MEA as repair parts for the vehicles of NISSAN, NISSAN Affiliates or RENAULT.

5.3.3. The granting of any license associated with this Agreement shall include disclosure of any and all information and granting of Background Hoku Technology (if necessary), known by HOKU at the time the license is granted, required for NISSAN to make Final MEA Product using the Final MEA Product Assembly Process; provided, however, that HOKU shall not be required to disclose any information regarding the materials or processes used to produce or manufacture any HOKU Component incorporated into the Final MEA Product.

5.4. Jointly Developed Technology.

5.4.1. Assignment of Jointly Developed Technology to HOKU. In order to vest in HOKU the full rights of ownership in the Jointly Developed Technology, NISSAN hereby assigns any and all rights and ownership it may have in such Intellectual Property by virtue of any claim to joint development or invention, and NISSAN agrees to sign instruments of assignment and other documents that may be legally required to perfect HOKU’s sole ownership of such Intellectual Property, and NISSAN shall cause its employees who are inventors of such Intellectual Property to sign instruments of assignment and other documents that may be legally required to transfer sole ownership of such Intellectual Property to HOKU.

5.4.2. NISSAN License to Jointly Developed Technology. After the assignment of the ownership of the Jointly Developed Technology pursuant to Section 5.4.1 above, and following (i) the successful completion of the Step 2 Cross-check Goals evidenced by the execution by HOKU and NISSAN of the Step Completion Verification, and (ii) each Party’s substantial satisfaction of its respective obligations under this Agreement (including any amendments hereof), including, without limitation, all payment obligations set forth in Section 9, and if the Jointly Developed Technology is required for NISSAN to make the Final MEA Product pursuant to Section 5.3.1 above, then HOKU will grant to NISSAN, NISSAN Affiliates and RENAULT a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license to use and practice the Jointly Developed Technology, without the right to grant any sublicense.

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.5. Patent Prosecution.

5.5.1. As between the Parties, and except as set forth in Section 5.5.4 below, HOKU shall be solely responsible for filing all patents, trademarks and copyrights related to all HOKU Intellectual Property.

5.5.2. As between the Parties, NISSAN shall be solely responsible for filing all patents, trademarks and copyrights related to NISSAN Intellectual Property.

5.5.3. As between the Parties, [ * ] shall be solely responsible for filing all patents, trademarks and copyrights related to the Final MEA Product Intellectual Property and the Jointly Developed Technology. With respect to patents relating to the Final MEA Product Intellectual Property and the Jointly Developed Technology, [ * ] shall promptly notify [ * ] of the contents of such patents, and the Parties shall discuss in good faith whether any [ * ] Intellectual Property is incorporated into such patents. If any [ * ] Intellectual Property is incorporated into such patent, and if [ * ] agrees that [ * ] Intellectual Property is disclosed in the patent application, [ * ] agrees to cooperate in good faith with [ * ]’s patent prosecution procedure, and further agrees to execute all additional documents and assignment or transfer agreements that may be required, to perfect [ * ]’s joint ownership and title in such [ * ] Intellectual Property.

5.5.4. No Obligation to Maintain. [ * ] recognizes and agrees that [ * ] is under no duty whatsoever to [ * ] hereunder with respect to any patent applications or patents related to the Final MEA Product Intellectual Property, the Final MEA Product Assembly Process, or the Jointly Developed Technology: (i) to continue prosecution of any patent application; (ii) to conduct such prosecution in a manner other than as [ * ] may so choose; (iii) to maintain any patent or patent application; or (iv) to file a divisional or continuation application. [ * ] may therefore, in its sole discretion, abandon or otherwise discontinue prosecution of any and all patents and/or applications related to the Final MEA Product Intellectual Property or the Final MEA Product Assembly Process. In the event that [ * ] desires to abandon or discontinue maintenance of the Final MEA Product Intellectual Property, [ * ] shall notify [ * ] of such abandonment or discontinuation of the Final MEA Product Intellectual Property. If, upon such notification, [ * ] desires to maintain any patents related to the Final MEA Product Intellectual Property at its own cost, [ * ] shall immediately transfer to [ * ] its ownership of such patents.

5.6. Patent Filing, Maintenance, Infringement and Defense.

5.6.1. HOKU shall be responsible for the legal fees and all other costs associated with maintaining and defending all claims and actions (including, without limitation, patent infringement claims) associated with HOKU Intellectual Property.

5.6.2. NISSAN shall be responsible for the legal fees and all other costs associated with maintaining and defending all claims and actions (including, without limitation, patent infringement claims) associated with NISSAN Intellectual Property.

5.6.3. [ * ] will be solely responsible for any legal fees and all other costs associated with maintaining and defending all claims and actions (including without limitation, patent infringement claims) associated with the Final MEA Product Intellectual Property.

5.6.4. If either Party or any affiliate, sublicensee, distributor or customer of either Party is sued by a third party charging infringement of patent rights that are purported to dominate a claim of the Final MEA Product, such Party will promptly notify the other Party in writing and discuss how to deal with such action. Each Party agrees to keep the other Party reasonably informed of all developments in connection with any such action.

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

6. Production and Delivery of HOKU Products. In connection with the work to be performed by HOKU and NISSAN pursuant to this Agreement, NISSAN agrees to purchase from HOKU, and HOKU agrees to manufacture and deliver to NISSAN, certain HOKU Products in accordance with the provisions of this Section 6.

6.1. Purchase Orders. NISSAN may submit written purchase orders for the unit volume per each type of unit of HOKU Product that is listed in the column labeled “Unit Description” on Exhibit D or Exhibit E, as applicable, and HOKU shall produce the quantity of HOKU Product specified on the NISSAN purchase order. HOKU shall have no obligation to produce or deliver any HOKU Product that is not listed on Exhibit D or Exhibit E.

6.2. NISSAN Components. NISSAN may request that NISSAN GDL or NISSAN Catalyst be included in HOKU MEA. Addition of such NISSAN Components shall be limited to NISSAN GDL and NISSAN Catalyst. Such Components must be supplied to HOKU at NISSAN’s expense in a timely manner. HOKU shall use its best efforts to include such Components in HOKU MEA.

6.3. HOKU Components. HOKU acknowledges that NISSAN may use HOKU Components, excluding HOKU Membrane and HOKU Liquid Membrane, purchased from HOKU or its authorized agent/distributor, for the purpose of making and having made MEA consisting of Components not all sourced from HOKU; provided however that NISSAN may use a subcontractor for the purpose of having such product made by such subcontractor only after receiving written permission from HOKU to do so. Notwithstanding the foregoing, HOKU shall have no obligation to sell HOKU Components to NISSAN.

6.4. Planned Delivery Schedule. The Parties will discuss and settle on a mutually acceptable delivery date relative to the quantity of product ordered by NISSAN and the production capacity of HOKU. However, such delivery date is not to be later than December 31, 2005.

6.5. Delivery to HOKU Facility. Unless otherwise specified in accordance with Section 6.6 below, all Automotive HOKU MEA, HOKU Components, and HOKU Products produced pursuant to Section 6 above shall be delivered to the HOKU Facility for evaluation at the HOKU Facility to assess the progress towards meeting the Step 2 Cross-check Goals, pursuant to Section 4.2 above.

6.6. Delivery to NISSAN Facility.

6.6.1. NISSAN may request in writing the delivery of Automotive HOKU MEA, HOKU CCM, HOKU Membrane, and HOKU GDL for testing at a NISSAN Facility, and HOKU shall, subject to the conditions set forth in Section 6.6.2 below, be required to deliver such Automotive HOKU MEA, HOKU CCM, HOKU Membrane or HOKU GDL to such NISSAN Facility on the applicable delivery date specified in Section 6.4 above. In providing the Automotive HOKU MEA, HOKU CCM, HOKU Membrane and HOKU GDL to NISSAN, this transfer of materials constitutes a limited non-exclusive license to NISSAN to test and evaluate the Automotive HOKU MEA, HOKU CCM, HOKU Membrane and HOKU GDL as set forth in this Agreement.

6.6.2. Conditions for Delivery to NISSAN Facility. In addition to the matters set forth above, the following conditions must be satisfied for all deliveries of Automotive HOKU MEA, HOKU CCM, HOKU Membrane and HOKU GDL to any NISSAN Facility pursuant to Section 6.6.1 above:

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(a) HOKU shall have an opportunity to review and approve (such approval not to be unreasonably withheld) any NISSAN testing protocol at least ten (10) days prior to the scheduled delivery of Automotive HOKU MEA, HOKU CCM, HOKU Membrane and/or HOKU GDL to a NISSAN Facility.

(b) HOKU shall be notified of the exact location of the NISSAN Facility where such testing will take place, and HOKU shall be entitled (but not required) to send up to two (2) members of its research team to witness any such testing of Automotive HOKU MEA, HOKU CCM, HOKU Membrane and HOKU GDL at the NISSAN Facility.

(c) Immediately after testing is completed, all samples of Automotive HOKU MEA, HOKU CCM, HOKU Membrane and HOKU GDL delivered to a NISSAN Facility shall be returned to HOKU or destroyed by incineration in the presence of HOKU Authorized Personnel.

(d) HOKU shall be provided with a written copy of the results of any testing by NISSAN of Automotive HOKU MEA, HOKU CCM. HOKU Membrane and HOKU GDL.

7. Relationship of the Parties. Neither Party shall be under any legal obligation of any kind whatsoever to the other Party except for the matters specifically agreed to herein. Nothing contained in this Agreement shall be construed as constituting the relationship of the Parties to be one of agent/principal, partner, joint-venture or employer/employee, or cause any Party to be liable for any of the debts or obligations of the other, nor shall any Party have the right or authority to act for, incur any liability or obligation of any kind, express, or implied, in the name of or on behalf of any other Party hereto. This Agreement is non-exclusive, and either Party remains free to negotiate or enter into similar relationships with others.

7.1. Nothing in this Agreement shall preclude HOKU from working alone or with a third party to develop Membrane, Liquid Ionomer, MEA (including, without limitation, all Components thereof and Automotive HOKU MEA, and all Components thereof), HOKU Intellectual Property or any other technology or product related to fuel cells and their components, and processes related thereto (including, without limitation, the Automotive HOKU MEA Assembly Process), or from manufacturing, marketing and selling any HOKU Product (including, without limitation, all HOKU Components and Automotive HOKU MEA, Final MEA Product, and all Components thereof) and such other fuel cell products, components and processes (including, without limitation, the Final MEA Product Assembly Process), or grant licenses to HOKU Intellectual Property, to any third party, including NISSAN’s competitors; provided, however, that under no circumstances shall the foregoing be construed as an implied or express waiver by NISSAN of any claims that NISSAN may assert against HOKU or any third party for infringement of NISSAN Intellectual Property as a result of such development work.

7.1.1. Notwithstanding anything to the contrary in Section 7.1 above, HOKU may not sell any HOKU Product other than HOKU MEA to any automotive company for any commercial purpose other than test and evaluation of such HOKU Product. In addition, HOKU may not sell or otherwise provide Automotive HOKU MEA to any automotive company if such Automotive HOKU MEA is identical in all respects to the Automotive HOKU MEA then being tested and evaluated by NISSAN pursuant to this Agreement. The restrictions set forth in this Section 7.1.1 shall terminate on January 31, 2006.

7.2. Nothing in this Agreement shall preclude NISSAN from working alone or with a third party to develop fuel cell technologies that compete with HOKU Membrane or HOKU MEA, or from purchasing products from HOKU’s competitors; provided, however, that under no circumstances

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

shall the foregoing be construed as an implied or express waiver by HOKU of any claims that HOKU may assert against NISSAN or any third party for infringement of HOKU Intellectual Property as a result of such development work.

7.3 Nothing in this Agreement shall, either expressly or implicitly, be construed as a promise or undertaking by NISSAN to purchase any mass-produced HOKU Products from HOKU.

8. No Analysis. NISSAN agrees not to make or have made any analysis, observation of the chemical composition and/or physical characteristics or to perform any experiment on any HOKU Product, without the prior written consent of HOKU, except as specifically set forth in this Agreement. The Parties agree that the damages resulting from a breach of this Section 8 are difficult measure, and compensation for such damages shall be separately discussed by the Parties taking into consideration the scale of damage HOKU may suffer, on case-by-case basis.

9. Costs & Compensation.

9.1. Except as set forth in Sections 9.2, 9.3 and 9.7 below, each Party shall bear its own costs and expenses incurred in connection with such Party’s performance under this Agreement.

9.2. As payment for the work to be performed by HOKU pursuant to Section 4 above, NISSAN shall pay HOKU Three Million U.S. Dollars ($3,000,000), as follows:

9.2.1. Cash payment of Two Million Seven Hundred Sixty Thousand U.S. Dollars ($2,760,000), upon execution of this Agreement as an engineering expense. NISSAN is responsible for any taxes, fees, or government charges due in Japan.

9.2.2. Additional aggregate cash payment of Two Hundred Forty Thousand U.S. Dollars ($240,000), as an engineering expense upon execution by HOKU and NISSAN of the Step Completion Verification. NISSAN is responsible for any taxes, fees, or government charges due in Japan.

9.3. NISSAN shall pay HOKU for all HOKU Products that are ordered by NISSAN. The price per unit of HOKU Product shall be equal to the price quoted on Exhibit D or Exhibit E, as applicable. The pricing for any HOKU Product that is not specifically listed on Exhibit D or Exhibit E shall be negotiated and agreed by the Parties in good faith.

9.4. With regard to payment by NISSAN set forth in Section 9.2.1, HOKU shall deliver to NISSAN an invoice and NISSAN shall immediately pay HOKU the amount specified in the invoice.

9.5. With regard to payment by NISSAN set forth in Sections 9.2.2 and 9.3, HOKU shall deliver to NISSAN an invoice and NISSAN shall, within sixty (60) days after receipt of such invoice from HOKU, pay HOKU the amount specified in the invoice.

9.6. Payment & Delivery Terms. All payments made to HOKU pursuant to this Agreement shall be net of any applicable sales or excise taxes, duties, shipping, handling and insurance charges. All shipments shall be F.O.B. origin.

9.7. [ * ] shall provide any specialized equipment that it requires or desires in the Joint Laboratory, and shall be responsible for all compensation, relocation, travel, living and other expenses of any [ * ] employee working in the Joint Laboratory. [ * ] shall bear all reasonable and ordinary overhead costs associated with the operation of the Joint Laboratory such as rent, electricity, water, telephone and Internet, and common laboratory safety equipment.

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

10. Press Releases & Marketing Materials. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other Party, which shall not be unreasonably withheld. Notwithstanding the foregoing, HOKU may, without the consent of NISSAN, disclose the material terms of this Agreement to its current shareholders and prospective investors and lenders, and as may be required by applicable law. To the extent possible, HOKU shall notify NISSAN of the disclosure and the detailed content to be disclosed, prior to the disclosure of information.

11. Miscellaneous.

11.1. Term. The term of this Agreement shall commence on the date first referenced above (the “Effective Date”) and shall continue until January 31, 2006 unless earlier terminated in accordance with Section 11.2 below.

11.2. Termination.

11.2.1. This Agreement may be terminated by mutual written agreement of the Parties.

11.2.2. NISSAN may terminate this Agreement upon written notice to HOKU under the following circumstances:

(a) Any material breach by HOKU of the material covenants of this Agreement, except for a failure by HOKU to achieve any technical milestone, and failure by HOKU to cure such breach within thirty (30) days after written notice from NISSAN.

(b) HOKU files a petition in bankruptcy, a petition in bankruptcy is filed against it, or HOKU becomes insolvent, bankrupt, or makes a general assignment for the benefit of creditors or goes into receivership.

11.2.3. HOKU may terminate this Agreement upon written notice to NISSAN under the following circumstances:

(a) Any failure by NISSAN to make any payment to HOKU pursuant to Sections 9.

(b) Any material breach by NISSAN of the other covenants of this Agreement, and failure by NISSAN to cure such breach within thirty (30) days after written notice from HOKU.

(c) Any breach by NISSAN of Section 8 of this Agreement.

11.3. Rights Upon Termination.

11.3.1. If NISSAN terminates this Agreement for the reason detailed in Section 11.2.2, then NISSAN shall be entitled to the following rights:

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(a) HOKU will grant to NISSAN, NISSAN Affiliates and RENAULT a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense, to Final MEA Product Intellectual Property, to use, sell, make, have made the Final MEA Product; provided, however, that (1) the foregoing license may only be used by NISSAN, NISSAN Affiliates and RENAULT to make or have made the Final MEA Product that incorporates HOKU Membrane purchased from HOKU or its authorized agent/distributor, and (2) NISSAN, NISSAN Affiliates and RENAULT may use a subcontractor for the purpose of having such product made by such subcontractor only after receiving written permission from HOKU to do so.

(b) HOKU will grant to NISSAN, NISSAN Affiliates and RENAULT a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense, to the Final MEA Product Assembly Process; provided, however, that (1) the foregoing license may only be used by NISSAN, NISSAN Affiliates and RENAULT to make or have made the Final MEA Product that incorporates HOKU Membrane purchased from HOKU or its authorized agent/distributor; (2) the foregoing license only applies to the Final MEA Product Assembly Process, and shall not include any improvements, permutations or changes made thereto, and (3) NISSAN, NISSAN Affiliates and RENAULT may use a subcontractor for the purpose of having the Final MEA Product made by such subcontractor only after receiving written permission from HOKU to do so. The foregoing license shall not be construed to grant any right to NISSAN, NISSAN Affiliates, and RENAULT to make or manufacture MEA (including, without limitation Final MEA Product) using the Final MEA Product Assembly Process for resale of MEA itself to any third party except for resale of such MEA as repair parts for the vehicles of NISSAN, NISSAN Affiliates or RENAULT.

(c) HOKU will grant to NISSAN, NISSAN Affiliates and RENAULT a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license to use the Jointly Developed Technology, without the right to grant any sublicense, solely for the purpose of using, selling, making, or having made the Final MEA Product in accordance with Section 11.3.1(b) above.

(d) The granting of any license associated with this Agreement shall include disclosure of any and all information and granting of Background Hoku Technology (if necessary), known by HOKU at the time the license is granted, required for NISSAN to make Final MEA Product using the Final MEA Product Assembly Process; provided, however, that HOKU shall not be required to disclose any information regarding the materials or processes used to produce or manufacture any HOKU Component incorporated into the Final MEA Product.

11.4. Force Majeure. Neither Party shall be liable in damages, nor shall the provisions of Section 11.3 be applicable, if either Party terminates this Agreement and such termination is caused by conditions beyond that Party’s control including, but not limited to acts of God, government restrictions (including the denial or cancellation of any export or other necessary license), wars, insurrections or terrorism.

11.5. Severability. If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such provision shall be modified to the extent necessary to make it enforceable or, if necessary, shall be inoperative, and the remainder of this Agreement shall remain binding upon the Parties hereto.

11.6. Counterparts. This Agreement may be executed in several counterparts, including counterparts transmitted by telecopier, telefax, or any similar means of electronic transmission, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11.7. No Third Party Beneficiaries. This Agreement confers no rights whatsoever upon any persons, other than the Parties hereto.

11.8. Waiver. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as waiver thereof, nor shall any single or partial exercise of any right hereunder by any Party preclude any other or further exercise of any other right and no waiver shall be valid unless in a signed writing, and then only to the extent specifically set forth in such writing. No waiver of any right hereunder shall operate as a waiver of any other or of the same or similar right on another occasion.

11.9. Disputes.

11.9.1. Amicable Resolution. HOKU and NISSAN mutually desire that friendly collaboration will develop between the Parties. Accordingly, the Parties shall try to resolve in a friendly manner all disagreements and misunderstandings connected with each Party’s respective rights and obligations under this Agreement, including any amendments hereof.

11.9.2. Mediation and Alternate Dispute Resolution. Except for disputes with respect to intellectual property which must be submitted to a court of competent jurisdiction, to the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually-acceptable mediator to be chosen by HOKU and NISSAN within forty-five (45) days after written notice by one of the parties demanding mediation. Neither Party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement either HOKU or NISSAN may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution (“ADR”) in lieu of mediation, including by way of example and without limitation neutral fact-finding or a mini-trial. Any mediation or ADR under this Agreement shall take place in the County of Santa Clara, State of California, U.S.A. The Federal Rules of Civil Procedure and Evidence shall exclusively apply in any mediation or ADR between the Parties pursuant to this Agreement.

Any dispute, other than a dispute with respect to intellectual property which must be submitted to a court of competent jurisdiction, which the Parties cannot resolve through negotiation, mediation or other form of ADR within six months of the date of the initial demand for it by one of the Parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Section 11.9.2 will prevent either Party from resorting to judicial proceedings (subject to Section 11.10 below) if (i) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (ii) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

11.9.3. Attorney’s Fees. If any action at law or in equity (including mediation or ADR) is necessary to enforce or interpret the terms of this Agreement the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such Party may be entitled.

11.10. Consent to Jurisdiction and Forum Selection. The parties hereto agree that all actions or proceedings arising in connection with this Agreement that result in judicial proceedings in accordance with Section 11.9 (inclusive) of this Agreement shall be tried and litigated exclusively in the state and federal courts located in the County of Santa Clara, State of California, U.S.A. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the County of Santa Clara, State of California, U.S.A. shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

11.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of California, U.S.A.

11.12. Notices. Notices required or appropriate to be given under this Agreement shall be given by hand delivery or facsimile or electronic mail transmission and by certified mail return receipt requested, to the following address or in such other manner as shall be agreed to in writing by the Parties.

If to NISSAN:	If to HOKU:

NISSAN MOTOR CO., LTD.

1, Natsushima-cho, Yokosuka-shi

Kanagawa 220-8623 Japan

Facsimile:  +81-46-866-5336

Phone:       +81-46-867-5176

E-mail:        h-tamura@mail.nissan.co.jp

Attn: Hideyuki Tamura, General Manager

HOKU SCIENTIFIC, INC. 2153 N. King Street, Suite 300 Honolulu, HI 96819 USA Facsimile: (808) 845-7807 Phone: (808) 845-7800 E-mail: dshindo@hokusci.com Attn: Dustin Shindo, Chairman & CEO

11.13. Headings. The Section headings contained in this Agreement are not part of this Agreement, are for the convenience of reference only and shall not affect the meaning, construction or interpretation of this Agreement.

11.14. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the Parties hereto and their respective successors and assigns.

11.15. Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that this Agreement may be assigned by HOKU without the consent of NISSAN if such assignment is in connection with an Acquisition of HOKU. In such case, HOKU will notify NISSAN at least fifteen (15) days prior to such Acquisition of HOKU.

11.16. Integration of Prior Agreements; Amendment. Except as set forth in Sections 2 and 3 above, this Agreement sets forth the entire understanding of the Parties regarding the matters set forth herein and supersedes all prior agreements, whether oral or written, regarding the subject matter hereof; provided, however, that the Engineering Agreement and the Purchase Agreement shall each survive until expiration in accordance with their respective terms. In the event of any disagreement between the terms of this Agreement, the Engineering Agreement or the Purchase Agreement, the terms of this Agreement shall be binding on the Parties. Any amendment to this Agreement must be in writing and signed by the Parties.

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11.17. Warranty Disclaimer. HOKU PRODUCTS DELIVERED TO NISSAN ARE PROVIDED AS IS, WITHOUT ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. HOKU MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE HOKU PRODUCTS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY. THE HOKU PRODUCT SAMPLES SHALL BE USED SOLELY FOR THE PURPOSES STATED IN THIS AGREEMENT.

11.18. Limitation of Damages. EXCEPT FOR A BREACH OF SECTION 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITIES.

11.19. Survival. The following provisions of this Agreement shall survive its termination or expiration: Sections 2 (inclusive), 5 (inclusive), 7.1 8 (inclusive), 9 (inclusive), 10, 11.3 (inclusive), 11.9 (inclusive), 11.10, 11.11, 11.17 and 11.18.

(Signature Page Immediately Follows)

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Collaboration Agreement as of the date first set forth above.

NISSAN:		HOKU:

NISSAN MOTOR CO., LTD.		HOKU SCIENTIFIC, INC.

By:	/s/ Hideyuki Tamura	By:	/s/ Dustin M. Shindo
Name:	Hideyuki Tamura	Name:	Dustin M. Shindo
Title:	General Manager Technology Research Laboratory No. 2	Title:	Chairman & CEO

Nissan Motor Co., Ltd. Authorized Signatory		Hoku Scientific, Inc. Authorized Signatory

SIGNATURE PAGE TO COLLABORATION AGREEMENT

(Page 18 of 23)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

STEP 2 GOALS AND TARGETS

Performance

				Step 2 Goals	Step 2 Targets
Performance	I-V Characteristics	[	*]	[*]	[*]
		[	*]	[*]	[*]
		[	*]	[*]	[*]
		[	*]	[*]	[*]
		[	*]	[*]	[*]
		[	*]	[*]	[*]

Duty Cycle Durability

Item				Step 2 Goals	Step 2 Targets
Reliability	Durability	[	*]	[*]	[*]
		[	*]	[*]	[*]
		[	*]	[*]	[*]

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

Exhibit A

(Page 19 of 23)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT B

STEP 2 CROSS-CHECK GOALS & DATES

Item	Goal	Start Date	Finish Date
[ * ]	[*]	[*]	[*]
[ * ]	[*]	[*]	[*]
[ * ]	[*]	[*]	[*]
[ * ]	[*]	[*]	[*]

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

Exhibit B

(Page 20 of 23)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT C

STEP COMPLETION VERIFICATION

Pursuant to the Collaboration Agreement dated as of February     , 2005, between NISSAN MOTOR CO., LTD., and HOKU SCIENTIFIC, INC., (the “Agreement”) the undersigned acknowledge and agree that the Step 2 Cross-check Goals (as defined in the Agreement) have been substantially completed to the satisfaction of NISSAN MOTOR CO., LTD.

NISSAN MOTOR CO., LTD.		HOKU SCIENTIFIC, INC.

By:		By:
Name:	Hideyuki Tamura	Name:	Dustin M. Shindo
Title:	General Manager Technology Research Laboratory No. 2	Title:	Chairman & CEO

Nissan Motor Co., Ltd. Authorized Signatory		Hoku Scientific, Inc. Authorized Signatory

Date:		Date:

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

Exhibit C

(Page 21 of 23)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT D

SUB-SCALE PRICING SCHEDULE

Unit Description	Unit Price for FY 2005
Sub-scale Automotive HOKU MEA	[ * ]
Sub-scale HOKU CCM	[ * ]
Sub-scale HOKU GDL	[ * ]
Sub-scale HOKU Membrane	[ * ]

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

Exhibit D

(Page 22 of 23)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT E

HOKU FULL-SCALE PRODUCT PRICING SCHEDULE

STEP 2 PRICING

Unit Description	Unit Price for FY 2005
Full-scale Automotive HOKU MEA	[ * ]
Full-scale HOKU Membrane	[ * ]

HOKU Initials & Date /s/ DS Mar 22, 2005	NISSAN Initials & Date /s/ H.T. Mar 22

Exhibit E

(Page 23 of 23)